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                                                                     Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of September 11, 1998, by and among CommHome Systems Corporation, a Delaware Corporation (the "Company"), Network-1 Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (the "Purchaser"), and Network-1 Security Solutions, Inc., a Delaware corporation (the "Parent").

                  WHEREAS, the Board of Directors of the Company, Purchaser and Parent have each determined that it is in the best interests of their respective stockholders for the Purchaser to acquire the Company upon the terms and subject to the conditions set forth herein;

                  WHEREAS, in furtherance of such acquisition, the Board of Directors of the Company, Purchaser and Parent have each approved the merger of the Company with and into the Purchaser in accordance with the General Corporation Law of the State of Delaware (the "GCL") and upon the terms and subject to the conditions set forth herein;

                  WHEREAS, all of the issued and outstanding shares of stock of any class of the Company consists of 1,290 shares of Common Stock, par value, $.01 per share, (the "Issued Company Shares") which are owned and of record by the persons named on Schedule A hereto (the "Company Shareholders");

                  WHEREAS, it is the intent of this Agreement that the merger of the Company with and into Purchaser (the "Merger") constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; and

                  WHEREAS, the Company's Shareholders have voted a majority of the Issued Company Shares in favor of the approval of this Agreement and the transactions contemplated hereby, including the Merger.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Purchaser, the Company and the Parent hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.01 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the GCL, the Company shall be merged with and into the Purchaser simultaneously with the Parent's consummation of its initial public offering of its securities (the

"IPO"). Following the Merger, the Purchaser shall continue as the surviving corporation and the separate corporate existence of the Company shall cease.

                  SECTION 1.02 Effective Time. Subject to Section 1.01, the Merger shall become effective upon filing with the Delaware Secretary of State of a certificate of merger executed in accordance with the relevant provisions of the GCL (the time the Merger becomes effective being the "Effective Time").

                  SECTION 1.03 Effects of the Merger. The Merger shall have the effects set forth in the GCL. Without limitation, upon the effectiveness of the
Merger: (a) the separate existence of the Company shall cease; (b) the Purchaser as the surviving corporation shall possess all of the rights, privileges, powers, immunities, purposes and franchises, both public and private, of each of the Company and the Purchaser; (c) all real and personal property, tangible and intangible, of every kind and description belonging to the Company and the Purchaser shall be vested in the Purchaser as the surviving corporation without further act or deed, and the title to any real estate or any interest therein vested in either the Company or the Purchaser shall not revert or in any way be impaired by reason of the Merger; (d) the Purchaser as the surviving corporation shall be liable for all the obligations and liabilities of each of the Company and the Purchaser, and any claim existing or action or proceeding pending by or against either the Company or the Purchaser may be enforced against the Purchaser as if the Merger had not taken place; and (e) neither the rights of creditors nor any liens upon or security interests in the property of either the Company or the Purchaser shall be impaired by the Merger.

                  SECTION 1.04 Certificate of Incorporation and By-Laws. Without further action by the Company or the Purchaser, the Certificate of Incorporation and By-laws of the Purchaser as in effect at the Effective Time shall continue to be the Certificate of Incorporation and By-Laws of the Purchaser as the surviving corporation.

                  SECTION 1.05 Directors. The directors of the Purchaser at the Effective Time shall be the initial directors of the Purchaser as the surviving corporation, until their successors shall have been duly elected or appointed and qualified.

                  SECTION 1.06 Officers. The officers of the Purchaser at the Effective Time shall be the initial officers of the Company as the surviving corporation, until their successors have been duly appointed.

                  SECTION 1.07 Conversion of Shares and Assumption of Debt.

                  (a) At the Effective Time, all of the Issued Company Shares shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a number of shares of the Parent's Common Stock, par value $.01 per share ("Common Stock"), determined by dividing (i) $280,000 by
(ii) the price for the Common Stock as set forth on the cover page of the Parent's final prospectus relating to its IPO (the "IPO Price"). The shares of Common Stock to be


                                       2

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received by the Company Shareholders as set forth on Schedule A shall be
"restricted stock", shall not be registered under the Securities Act of 1933, as amended (the"Act") and the Parent shall have no obligation to effect any registration thereof. As a condition to the receipt of the certificate for the Common Stock, each Company Shareholder shall execute a lock-up letter (of one year's duration) in the form requested of all of the Parent's shareholders by Whale Securities Co., L.P., (the "Underwriter") with respect to the IPO.

                  (b) At the Effective Time, the Purchaser shall assume and pay the Company's indebtedness in the amount of $198,284.91 as set forth in Schedule B hereto (collectively the "Assumed Indebtedness"). The Assumed Indebtedness includes $55,000 owed to Avi A. Fogel ("Fogel Debt") and $50,000 owed to Robert
P. Olsen ("Olsen Debt"), such debt due Messrs. Fogel and Olsen shall be satisfied by Parent's issuance of Common Stock having a value based on the IPO Price equal to the debt owed to Messrs. Olsen and Fogel. All other Assumed Indebtedness shall be paid in cash. The shares of Common Stock to be received by Messrs. Olsen and Fogel shall be "restricted stock", shall not be registered under the Securities Act of 1933, as amended (the"Act") and the Parent shall have no obligation to effect any registration thereof. As a condition to the receipt of the certificate for the Common Stock, each of Messrs. Fogel and Olsen shall execute a release of the Fogel Debt and Olsen Debt, respectively, and the lock-up letter (of one year's duration) in the form requested of all of the Parent's securityholders by the Underwriter with respect to the IPO.

                  SECTION 1.08 Payment of Outstanding Obligation to Nachum Sadan. Included in the Assumed Indebtedness, is $30,000 (the "Principal Sum") owed to Nachum Sadan in connection with a loan from Nachum Sadam to the Company, on June 25, 1997. At the Effective Time, the Purchaser shall wire the Principal Sum plus interest at a rate of 5.5% per annum, as set forth in Schedule B hereto, to such account as provided by Nachum Sadan.

                  SECTION 1.09 Shareholders' Approval. The Purchaser, acting through its Board of Directors, shall in accordance with applicable law duly call, give notice of, convene and hold a special meeting of its shareholders (or obtain consent) for the purpose of considering and taking action upon this Agreement and the transactions contemplated hereby. The Company represents to the Purchaser that all required shareholder action has been taken by it upon the execution of this Agreement and the Company has provided the Purchaser with copies of all consents of Company Shareholders.

                  SECTION 1.10 Filing of Certificate of Merger. Upon the terms and subject to the conditions hereof, as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI hereof, the Company and the Purchaser shall execute and file a Certificate of Merger in the manner required by the GCL and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filings referred to in this Section, a closing (the "Closing Date") will be held at the offices of Bizar Martin & Taub, LLP, New York, New York (or such other place as the parties may agree) for the purpose of confirming all of the foregoing. At the closing, Purchaser shall deliver the Common Stock to the Company's


                                       3

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Attorney for delivery to the Company Shareholders and the Company Shareholders
shall deliver the Company Shares to the Purchaser's attorney for delivery to the Purchaser, subject only to confirmation that the Effective Time has occurred. From and after the Effective Time, the Company Shares shall cease to exist.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

                  The Company represents and warrants to each of the Purchaser and the Parent that, except as set forth in the Disclosure Schedule annexed hereto (the "Company Disclosure Schedule"):

                  SECTION 2.01 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such power and authority would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Company taken as a whole. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Company taken as a whole. Schedule 2.01 sets forth each jurisdiction where the Company is qualified to do business as a foreign corporation. The Company has heretofore made available to the Purchaser accurate and complete copies of the Certificate of Incorporation and By-laws, as currently in effect, of the Company. The Company has no subsidiaries and is not a party to any partnership, agency or joint venture agreement.

                  For purposes of this Agreement, the term "subsidiary" shall mean each corporation or other entity in which a corporation owns or controls, directly through one or more subsidiaries, 50% or more of the stock or other interests having general voting power in the election of directors or persons performing similar functions.

                  SECTION 2.02 Capitalization. The authorized capital stock of the Company consists of 2000 shares of Common Stock, par value $.01 per share, and 1000 shares of Preferred Stock, par value $.01 per share, of which 1,290 shares of Common Stock (the "Company Shares"), were issued and outstanding as of the date hereof. All of the issued and outstanding Company Shares are validly issued, fully paid and non-assessable and free of preemptive rights. Except for the Company Shares, there are no shares of capital stock of the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Company to issue, transfer, sell or pay any amount with respect to any of its securities.


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                  SECTION 2.03 Authority Relative to this Agreement. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and the Company Shareholders and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the provisions of any bankruptcy, insolvency, moratorium or similar law applicable to the rights of creditors generally.

                  SECTION 2.04 No Violations. Except for the filing and recordation of a Certificate of Merger as required by the GCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, except for filings, permits, authorizations, consents or approvals, the failure to obtain which would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Company taken as a whole or which would not prevent or delay in any material respect the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any provisions hereof will: (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of the Company, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Company is a party or by which it or its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, or any of its properties or assets.

                  SECTION 2.05 Financial Statements. The Company Disclosure Schedule sets forth a balance sheet of the Company as at June 30, 1998 (the "Balance Sheet") together with statements of operations for the period June 18, 1997 (inception) through December 31, 1997, the six month period ended June 30, 1998, and for the period June 18, 1997 (inception) through June 30, 1998, and has been reviewed by Richard A. Eisner & Company, LLP, certified public accountants. The Balance Sheet shall show and the Company shall have no indebtedness other than the Assumed Indebtedness. June 30, 1998 is hereinafter referred to as the Balance Sheet Date. The Balance Sheet included in the Company Disclosure Schedule fairly presents the financial position of the Company as at the respective dates thereof, and the other related statements included therein fairly present the results of operations of the Company for the respective fiscal periods covered thereby. Each of the Company's financial statements included in the Company Disclosure Schedule has been prepared in accordance with generally accepted accounting principles consistently applied during the periods covered by such statements, except as otherwise noted therein.

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                  SECTION 2.06 Properties.

                  (a) The Company has good and marketable title to, or in the case of leased property has valid leasehold interests in (which leases are in full force and effect and with respect to which no event of default has occurred and is continuing), all properties and assets (whether real or personal, and whether tangible or intangible) reflected on the Balance Sheet or acquired after the Balance Sheet Date in the ordinary course of business consistent with past practices.

                  (b) There is no violation of any law, regulation or ordinance relating to the properties and assets of the Company or the operation of its business, except such violations as would not, in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company.

                  SECTION 2.07 No Undisclosed Liabilities and No Operations.

                  (a) There are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition situation or set of circumstances which could reasonably result in such a liability, other than:

                           (i) liabilities disclosed or provided for in the Balance Sheet including the Assumed Indebtedness; and

                           (ii)     liabilities arising under this Agreement;
                                    and

                  (b) The Company has not conducted any operations since the Balance Sheet Date.

                  SECTION 2.08 Litigation. There are no actions, suits, or proceedings pending against, or to the knowledge of the Company, threatened against the Company before any court or arbitrator or any governmental body, agency or official.

                  SECTION 2.09 Taxes. Except as disclosed in the financial statements referred to in Section 2.05, the Company has: (i) duly filed with the appropriate federal, state and local governments or governmental agencies, all federal, state and local income tax returns and declarations of estimated tax and all other material tax returns and reports required to be filed and has paid in full when due all taxes, licenses and fees, including interest and penalties, shown to be due thereon, and (ii) has established reserves in the Balance Sheet that, in the aggregate, are adequate for the payment of taxes not yet due with respect to the Company's operations through the Balance Sheet Date. All material claims for federal, state and local taxes asserted against the Company have either been paid or adequately provided for on the Balance Sheet. The federal income tax returns required to be filed by the Company have either been examined by the Internal Revenue Service or the period during which any assessments may be made by the Internal Revenue Service has expired without waiver or extension and any deficiencies or assessments asserted in writing by the Internal

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Revenue Service have either been paid, settled or adequately provided for in the
Balance Sheet. The Company has withheld from employees and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

                  SECTION 2.10 Absence of Certain Changes. Except for: (i) transactions, changes, events, obligations and liabilities contemplated by this Agreement; (ii) transactions, changes, events, obligations and liabilities disclosed in the financial statements referred to in Section 2.05; and (iii) transactions, changes, events, obligations and liabilities which individually or in the aggregate, have not had a material adverse effect on the financial condition, results of operations or business of the Company, since the Balance Sheet Date:

                  (a) there have been no changes in the business, condition (financial or otherwise), assets or liabilities of the Company;

                  (b) no liability or obligation of the Company has been paid, discharged or incurred;

                  (c) there has been no damage, destruction, or loss, whether or not covered by insurance, materially adversely affecting the business or property of the Company;

                  (d) the Company has not sold, mortgaged, pledged or subjected to any lien or other encumbrance or otherwise transferred any material assets or properties used in the conduct of its business; and

                  (e) the Company has not entered into any transaction.

                  SECTION 2.11 Investment Matters. The Company has obtained the acknowledgment of each of the Company Shareholders that (i) they are acquiring the Common Stock for investment purposes only and not with a view to distribution, (ii) they are either an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended, or a sophisticated investor and have had access to sufficient information concerning the transactions contemplated by this Agreement, including, without limitation, information concerning the Parent and its business including the Registration Statement, (iii) aware that the Common Stock to be issued to them is restricted securities and as such has not been registered under the Act and cannot be offered for sale or sold without registration under the Securities Act and all applicable state securities laws or pursuant to an applicable exemption from registration and (iv) there can be no assurance that the IPO will be completed or, if completed, that a trading market for the Common Stock will develop, or if developed will be maintained.

                  SECTION 2.12 Full Disclosure. No representation, warranty or covenant made by the Company in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained in this Agreement not misleading.

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                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

                  The Purchaser represents and warrants to the Company, except as set forth in the Disclosure Schedule annexed hereto (the "Purchaser Disclosure Schedule") as follows:

                  SECTION 3.01 Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such power and authority would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Purchaser taken as a whole. The Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Purchaser. Schedule 3.01 sets forth each jurisdiction where the Purchaser is qualified to do business as a foreign corporation. The Purchaser has heretofore made available to the Company accurate and complete copies of the Certificate of Incorporation and By-laws, as currently in effect, of the Purchaser. The Purchaser has no subsidiaries and is not a party to any partnership, agency or joint venture agreement.

                  SECTION 3.02 Capitalization. The authorized capital stock of the Purchaser consists of 1,000 shares of common stock, par value $.01 per share (the "Purchaser Shares"), all of which were issued and outstanding as of the date hereof and held of record and beneficially by the Parent. All of the issued and outstanding Purchaser Shares are validly issued, fully paid and non-assessable and free of preemptive rights. Except for the Purchaser Shares, there are no shares of capital stock of the Purchaser issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Purchaser to issue, transfer, sell or pay any amount with respect to any of its securities.

                  SECTION 3.03 Authority Relative to this Agreement. The Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Purchaser and, except for the approval by Purchaser's shareholder, no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or to consummate the transactions so contemplated. Subject to the approval of the Purchaser's shareholder, this Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in

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accordance with its terms, subject to the provisions of any bankruptcy, insolvency, moratorium or similar law applicable to the rights of creditors generally.

                  SECTION 3.04 No Violations. Except for the filing and recordation of a Certificate of Merger as required by the GCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Purchaser of the transactions contemplated by this Agreement, except for filings, permits, authorizations, consents or approvals, the failure to obtain which would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Purchaser taken as a whole or which would not prevent or delay in any material respect the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by the Purchaser nor the consummation by the Purchaser of the transactions contemplated hereby nor compliance by the Purchaser with any provisions hereof will: (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of the Purchaser, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Purchaser is a party or by which it or its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser, or any of its properties or assets.

                  SECTION 3.05 Financial Representation. The Purchaser was organized on August 27, 1998, has had no operations and has performed no other acts other than those incident to its organization. Purchaser's only asset is the $100 which the Parent paid for the 1,000 issued and outstanding shares of the Purchaser's common stock, par value $.01 per share and the Purchaser has no liabilities.

                  SECTION 3.06 Full Disclosure. No representation, warranty or covenant made by the Purchaser in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained in this Agreement not misleading.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE PARENT

                  The Parent represents and warrants to the Company, except as set forth in the Disclosure Schedule annexed hereto (the "Parent Disclosure Schedule") as follows:

                  SECTION 4.01 Organization. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have

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such power and authority would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Parent taken as a whole. The Parent is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Parent and its subsidiary taken as a whole.
Schedule 4.01 sets forth each jurisdiction where the Parent is qualified to do business as a foreign corporation. The Parent has heretofore made available to the Purchaser accurate and complete copies of the Certificate of Incorporation and By-laws, as currently in effect, of the Parent. Except for Purchaser, The Parent has no subsidiaries and is not a party to any partnership, agency or joint venture agreement.

                  SECTION 4.02 Capitalization. The authorized capital stock of the Parent consists of 25,000,000 shares of Common Stock, par value $.01 per share and 5,000,000 shares of Preferred Stock, par value $.01 per share, of which 2,085,244 shares of Common Stock and 500,000 shares of Preferred Stock, are issued and outstanding as of the date hereof. All of the issued and outstanding securities of Parent have been validly issued, fully paid and non-assessable and are free of preemptive rights. Except for the foregoing shares of Common Stock and Preferred Stock, and except as disclosed in the Registration Statement, there are no shares of capital stock of the Parent issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Parent to issue, transfer, sell or pay any amount with respect to any of its securities. The Common Stock when issued and delivered in accordance with this Agreement, will be duly and validly issued and such Common Stock will be fully paid and non-assessable.

                  SECTION 4.03 Authority Relative to this Agreement. The Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Parent and the Parent Shareholders and no other corporate proceedings on the part of the Parent are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Parent and constitutes a valid and binding agreement of the Parent, enforceable against the Parent in accordance with its terms, subject to the provisions of any bankruptcy, insolvency, moratorium or similar law applicable to the rights of creditors generally.

                  SECTION 4.04 No Violations. Except for the filing and recordation of a Certificate of Merger as required by the GCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Parent of the transactions contemplated by this Agreement, except for filings, permits, authorizations, consents or approvals, the failure to obtain which would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Parent taken as a whole or which would not prevent or delay in any material respect the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by the Parent nor the consummation by the Parent of the transactions contemplated hereby nor compliance by the Parent with any provisions hereof will: (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of the Parent, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Parent is a party or by which it or its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent, or any of its properties or assets.

                  SECTION 4.05 Financial Statements. The Parent Disclosure Schedule sets forth balance sheets of the Parent as at December 31, 1996, December 31, 1997 and June 30, 1998 (unaudited) (the "Parent Balance Sheet"), together with statements of results of operations and cash flows for the two fiscal years ended December 31, 1996 and December 31, 1997 and the six months ended June 30, 1998 (unaudited), and the report of Richard A. Eisner & Company, LLP, certified public accountants on the financial statements for the years ended December 31, 1996 and December 31, 1997. June 30, 1998 is hereinafter referred to as the "Balance Sheet Date." Except as set forth in the Parent Disclosure Schedule (which is deemed to include the Registration Statement and each subsequent Amendment to the Registration Statement which the Parent shall deliver to the Company), each of the balance sheets (including the related notes) included in the Parent Disclosure Schedule fairly presents the consolidated financial position of the Parent as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present the consolidated results of operations and the cash flows of the Parent for the respective fiscal periods covered thereby. Each of such financial statements has been prepared in accordance with generally accepted accounting principles consistently applied during the periods covered, except as otherwise noted therein.

                  SECTION 4.06 Properties.

                  (a) The Parent has good and marketable title to, or in the case of leased property has valid leasehold interests in (which leases are in full force and effect and with respect to which no event of default has occurred and is continuing), all properties and assets (whether real or personal, and whether tangible or intangible) reflected on the Balance Sheet or acquired after the Balance Sheet Date in the ordinary course of business consistent with past practices.

                  (b) There is no violation of any law, regulation or ordinance relating to the properties and assets of the Parent except such violations as would not, in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Parent.

                  SECTION 4.07 No Undisclosed Liabilities. There are no liabilities of the Parent of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition or set of circumstances which could reasonably result in such a liability, other than:

                  (a) liabilities disclosed or provided for in the Balance Sheet or in the notes thereto or in the Parent Disclosure Schedule;

                  (b) liabilities incurred in the ordinary course of business consistent with past practices since the Balance Sheet Date;

                  (c) liabilities arising under this Agreement; and

                  (d) liabilities which would not, in the aggregate, have a material adverse effect on the Parent.

                  SECTION 4.08 Litigation. Except as set forth in the Parent Disclosure Schedule, there are no actions, suits, or proceedings pending against, or to the knowledge of the Parent, threatened against the Parent before any court or arbitrator or any governmental body, agency or official.

                  SECTION 4.09 Taxes. Except as disclosed in the financial statements referred to in Section 4.05, the Parent has (i) duly filed (or appropriate extensions have been filed) with the appropriate federal, state and local governments or governmental agencies, all federal, state and local income tax returns and declarations of estimated tax and all other material tax returns and reports required to be filed and have paid in full when due all taxes, licenses and fees, including interest and penalties, shown to be due thereon, and (ii) has established reserves in the Balance Sheet that, in the aggregate, are adequate for the payment of taxes not yet due with respect to the Parent's operations through the Balance Sheet Date. All material claims for federal, state and local taxes asserted against the Parent have either been paid or adequately provided for on the Balance Sheet. The federal income tax returns required to be filed by the Parent have either been examined by the Internal Revenue Service or the period during which any assessments may be made by the Internal Revenue Service has expired without waiver or extension and any deficiencies or assessments asserted in writing by the Internal Revenue Service have either been paid, settled or adequately provided for in the Balance Sheet. The Parent has withheld from employees and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

                  SECTION 4.10 Absence of Certain Changes. Except for: (i) transactions, changes, events, obligations and liabilities contemplated by this Agreement; (ii) transactions, changes, events, obligations and liabilities disclosed in the financial statements referred to in Section 4.05 or in the Parent Disclosure Schedule; (iii) transactions, changes, events, obligations and liabilities which individually or in the aggregate, have not had a material adverse effect on the Parent, since the Balance Sheet Date:

                  (a) there have been no changes in the business, condition (financial or otherwise), operations, manner of conduct of business or operations, assets or liabilities of the Parent, other than changes in the ordinary course of business;

                  (b) no liability or obligation of the Parent has been paid, discharged or incurred other than in the ordinary course of business;

                  (c) there has been no damage, destruction, or loss, whether or not covered by insurance, materially adversely affecting the business or property of the Parent;

                  (d) the Parent has not sold, mortgaged, pledged or subjected to any lien or other encumbrance or otherwise transferred any material assets or properties used in the conduct of its business; and

                  (e) the Parent has not entered into any transaction other than in the ordinary course of business.

                  SECTION 4.11 Commitments for Financing. On May 14, 1998, the Parent entered into a letter of intent with Whale Securities Co., L.P. with respect to the IPO. On July 22, 1998, the Parent filed a Form SB-2 Registration Statement with the Securities and Exchange Commission with respect to the IPO. The Parent has not received any notice from Whale that the IPO Offering will not go forward on the terms set forth in the Registration Statement.

                  SECTION 4.12 Full Disclosure. No representation, warranty or covenant made by the Parent in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained in this Agreement not misleading.

                                    ARTICLE V

                                    COVENANTS

                  SECTION 5.01 Conduct of the Business of the Company, Purchaser and Parent. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, each of the Company, Purchaser and Parent will conduct its respective operations according to its ordinary course of business and consistent with past practice, and will each use its reasonable efforts to preserve intact its business organization. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, the Company will not, without the prior written consent of the Purchaser and Parent:

                  (a) amend its Certificate of Incorporation or By-laws;

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of stock of any class or any other securities, except as may be required by option agreements in effect on the date hereof;

                  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities;

                  (d) except in the ordinary course of business consistent with past practices: (i) incur or assume any long-term or short-term debt; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; or
(iii) make any loans, advances or capital contributions to, or investments in, any other person;

                  (e) except pursuant to written agreements in effect on the date hereof, acquire, sell, lease, create liens with respect to or dispose of any material assets outside the ordinary course of business or enter into any material commitment or transaction outside the ordinary course of business;

                  (f) except as may be required by law, take any action to initiate, terminate or amend any of its employee benefit plans; and

                  (g) take, or agree in writing or otherwise to take, any of the foregoing actions or any action which would make any representation or warranty of the Company contained in this Agreement untrue or incorrect in any material respect as of the date when made or as of a future date.

                  SECTION 5.02 Access to Information.

                  (a) Between the date of this Agreement and the Effective Time, the Company will give the Purchaser, the Parent and its authorized representatives, access to its respective facilities, books and records as the other may reasonably request, will permit the other to make such inspections as it may reasonably require and will cause its officers to furnish the other with such financial data and other information with respect to its business and properties as the other may from time to time reasonably request.

                  (b) Each of Purchaser and the Parent will hold and will cause its representatives to hold in strict confidence all documents and information concerning the Company furnished in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been: (i) in the public domain through no fault of the disclosing party, or (ii) required to be disclosed by Parent in its Registration Statement relating to its IPO or (iii) later lawfully acquired by the disclosing party (or its affiliates) from other sources) and will not release or disclose such information to any other person, except in connection with this Agreement to (i) its representatives and (ii) to the Underwriter (including its counsel) of the Parent's IPO (it being understood that such persons shall be informed by Purchaser of the confidential nature of such information and shall be directed by Purchaser to treat such information confidentially); provided that each party and its representatives may provide such documents or information in response to judicial or administrative process or applicable governmental laws, rules, regulations, orders or ordinances, but only that portion of the documents or information which, on the advice of counsel, is legally required to be furnished. If the transactions contemplated by this Agreement are not consummated, such confidence shall continue to be maintained in accordance with the terms and conditions above set forth.

                  SECTION 5.03 Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                  SECTION 5.04 Consents. The Purchaser, Company and Parent each will use its best efforts to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, unless the failure to obtain such consents will not, in the aggregate, have a material adverse effect on the financial condition, results of operations or business in respect of either the Purchaser, Company or Parent.

                  SECTION 5.05 Notification of Certain Matters. The Company, Purchaser and Parent agree to give prompt notice to each other of (i) the occurrence, or failure to occur, of any event which occurrence or failure to occur would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time (including any such occurrence or failure of which either party is or becomes aware with respect to the other) and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.05 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                   ARTICLE VI

                           CONDITIONS TO CONSUMMATION
                                  OF THE MERGER

                  SECTION 6.01 Conditions to Consummation of the Merger. The obligations of the Purchaser and the Parent are, at Purchaser's and the Parent's option, subject to the fulfillment of the conditions hereinafter set forth:

                  (a) The Company shall have performed and complied with all of the conditions and agreements required by this Agreement to be performed or complied with by it prior to the Effective Time in all material respects.

                  (b) The Purchaser's shareholder shall have approved the Merger in accordance with Delaware law. The approval of the Merger by the Company's shareholders in accordance with Delaware law shall be in full force and effect.

                  (c) There shall have been no material change in the business, properties or financial condition of the Company from such condition on the date hereof.

                  (d) On the Closing Date (i) there shall be no injunction, restraining order, or order of any nature issued by a court of competent jurisdiction which directs that any transaction contemplated by this Agreement shall not be consummated and (ii) there shall be no suit, action, investigation or other proceeding pending or threatened by any governmental agency or private party seeking to restrain or prohibit the consummation of any material transaction contemplated hereby or the obtaining of any material amount of damages from any party hereto or any officer or director of any such party, in connection with the consummation of the transactions contemplated hereby.

                  (e) The Parent shall have consummated the IPO upon the terms and provisions set forth in the Registration Statement.

                  (f) The Parent and the Purchaser shall have received a certificate from an officer of the Company confirming the accuracy of each and every representation and warranty of the Company and the fulfillment of each and every condition of the Company herein.

                  (g) The Parent and the Purchaser shall have received the opinion of Testa, Hurwitz & Thibeault, LLP, counsel to the Company, in form reasonably satisfactory to the Parent and the Purchaser and their counsel, confirming the accuracy of the representations and warranties of the Company and the fulfillment of the conditions to closing on the part of the Company.

                  SECTION 6.02 Conditions to the Obligations of the Company. The obligations of the Company are, at the Company's option, subject to the fulfillment of the conditions hereinafter set forth.

                  (a) Purchaser and Parent shall have performed and complied with all of the conditions and agreements required by this Agreement to be performed or complied with by it prior to the Effective Time in all material respects.

                  (b) The Purchaser's shareholder shall have approved the Merger in accordance with Delaware law.

                  (c) The Parent shall have consummated the IPO.

                  (d) There shall have been no material adverse change in the business, properties or financial condition of the Parent from such condition on the date hereof.

                  (e) On the Closing Date (i) there shall be no injunction, restraining order, or order of any nature issued by a court of competent jurisdiction which directs that any transaction contemplated by this Agreement shall not be consummated and (ii) there shall be no suit, action, investigation or other proceeding pending or threatened by any governmental agency or private party seeking to restrain or prohibit the consummation of any material transaction contemplated hereby or the obtaining of any material amount of damages from any party hereto or any officer or director of any such party, in connection with the consummation of the transaction contemplated hereby.

                  (f) The Company shall have received a certificate from an officer of the Purchaser and Parent confirming the accuracy of each and every representation and warranty of the Purchaser and Parent and the fulfillment of each and every condition of the Purchaser and Parent herein.

                  (g) The Company shall have received the opinion of Bizar Martin & Taub, LLP, counsel to the Purchaser and Parent, in form reasonably satisfactory to the Company and its counsel, confirming the accuracy of the representations and warranties of the Company and the fulfillment of the conditions to closing on the part of the Company.

                                   ARTICLE VI

                         TERMINATION; AMENDMENT; WAIVER

                  SECTION 7.01 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the shareholders of the Purchaser and the Company, but prior to the Effective Time:

                  (a) by mutual written consent of the Purchaser, the Company and the Parent;

                  (b) by the Purchaser, the Company or the Parent if the Effective Time shall not have occurred on or before November 30, 1998; provided, however, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (c) by the Purchaser, the Company or the Parent if any United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order which is in effect and is permanent and non-appealable and has the effect of prohibiting consummation of the Merger or the provision of the financing necessary for such transactions; or

                  (d) by the Purchaser: (i) if, prior to the Closing Date, the Board of Directors of the Purchaser determines that it will not recommend approval of the Merger by the stockholder of Purchaser (or if such recommendation is withdrawn) or (ii) in the event of a breach by Company of any material term or condition hereof.

                  Any unilateral termination of this Agreement permitted by this
Section 7.01 shall be effective upon the giving of the written notice by the terminating party in the manner provided herein.

                  SECTION 7.02 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.01 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing contained in this Section 7.02 shall relieve any party from liability for any breach of this Agreement; that with respect to breaches of this Agreement the Purchaser shall not be responsible for, or have any liability in respect of, any action or intended failure to act by the Company or the Company Shareholders.

                  SECTION 7.03 Amendment. This Agreement may be amended by action taken by all of the parties at any time before or after adoption of this Agreement by the shareholders of the Purchaser and the Company, but, after any such approval, no amendment shall be made which changes the amount or form of consideration to be paid in the Merger or adversely affects the rights of the shareholders of Purchaser and the Company hereunder without the approval of such shareholders. It is acknowledged and agreed that an amendment which extends the time by which the Effective Time must occur in order to obtain any required third party or governmental consent or to comply with any judicial or administrative ruling or order shall not be deemed to adversely affect such rights. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties.

                  SECTION 7.04 Extension; Waiver. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreements on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  SECTION 8.01 Indemnification. (a) Avi A. Fogel, the principal stockholder of the Company, agrees to indemnify and defend Parent and Purchaser, including their officers, directors, employees, agents and representatives, and to hold such parties harmless from and against any and all damages, claims, losses and expenses (including reasonable attorneys' fees) up to a maximum of $150,000 arising from or relating to (i) any misrepresentation or breach of any representation and warranty hereunder by Company; or (ii) any breach of any of the Company's covenants under this Agreement.

                  (b) Purchaser and Parent agree to indemnify and defend the Company Shareholders and to hold the Company Shareholders harmless from and against any and all damages, claims, losses and expenses (including reasonable attorneys' fees) arising from or relating to (i) any misrepresentation or breach of any representation and warranty hereunder by Parent or Purchaser; or (ii) any breach of any of Parent's or Purchaser's covenants under this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01 Survival. The representations, warranties, covenants and agreements made herein or in any certificate or document executed in connection herewith shall survive the execution and delivery of this Agreement.

                  SECTION 9.02 Brokerage Fees and Commissions. The Purchaser and Parent hereby represent and warrant to the Company with respect to the Purchaser and Parent, and the Company hereby represents and warrants to the Purchaser and Parent with respect to the Company, that no person or entity is entitled to receive from the Purchaser or Parent or the Company, respectively, any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services in connection with this Agreement or the transactions contemplated hereby.

                  SECTION 9.03 Expenses. Each party hereto shall pay its own expenses incidental to the preparing for, entering into and carrying out of this Agreement and to the consummation of the Merger, whether or not the Merger shall be consummated, except that the Assumed Liabilities shall include $25,000 for the Company's fees and expenses (legal and accounting) related to the transactions contemplated herein.

                  SECTION 9.04 Entire Agreement; Assignment. This Agreement (including any other agreements referred to herein) (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, provided that the Purchaser may assign its rights and obligations to Parent or any subsidiary of the Purchaser, but no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations.

                  SECTION 9.05 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  SECTION 9.06 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

   If to the Purchaser and/
    or the Parent:                     Network-1 Security Solutions, Inc. and
                                       Network-1 Acquisition Corp.
                                       70 Walnut Street
                                       Wellesley Hills, MA 02481

   With a copy to:                     Bizar Martin & Taub, LLP
                                       1350 Avenue of the Americas - 29th Floor
                                       New York, New York  10019
                                       Attn:  Sam Schwartz, Esq.

   If to the Company:                  CommHome Systems Corporation
                                       22 Hollywood Drive
                                       Chestnut Hill, MA 02167-3070

   With a copy to:                     Testa, Hurwitz & Thiebult, LLP
                                       High Street Tower
                                       125 High Street
                                       Boston, Massachusetts 02110
                                       Attn: William J. Schnoor, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  SECTION 9.07 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts as they are applied to contracts to be performed entirely within such state, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws, provided, however, that the consummation and effectiveness of the Merger shall be governed by and construed in accordance with the laws of the State of Delaware.

                  SECTION 9.08 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  SECTION 9.09 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  SECTION 9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same agreement.

                  SECTION 9.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereto and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  IN WITNESS WHEREOF, the undersigned has executed this Agreement and Plan of Merger as of the 11th day of September, 1998.


                              NETWORK-1 SECURITY SOLUTIONS, INC.


                              By: /s/ Murray P. Fish
                                 -----------------------------------------------
                                 Name: Murray P. Fish
                                 Title:   Chief Financial Officer


                              NETWORK-1 ACQUISITION CORP.


                              By: /s/ Murray P. Fish
                                 -----------------------------------------------
                                 Name: Murray P. Fish
                                 Title:   Vice President

                              COMMHOME SYSTEMS CORPORATION


                              By: /s/ Avi A. Fogel
                                 -----------------------------------------------
                                 Name: Avi A. Fogel
                                 Title:   President and Chief Executive Officer

AS TO PARAGRAPH 1.07(b):


 /s/ Avi A. Fogel
----------------------------------
Avi A. Fogel, Noteholder


 /s/ Robert P. Olsen
----------------------------------
Robert P. Olsen, Noteholder

                                   SCHEDULE A

                       CommHome Systems Corp. Shareholders


                                          Number of
                                       CommHome Systems        Dollar Value of Network-
         Name, address and Social     Corporation Shares        1 Shares to be Received
              Security Number                Held                 Based on IPO Price
----------------------------------  ----------------------   ------------------------------
Avi Fogel                                    660                     $143,255.80
22 Hollywood Drive
Chestnut Hill, MA 02167-3070

Nachum Sadan                                 400                       86,821.71
140 Carroll Drive
Carlisle, MA 01741

Russell L. Rivin                             60                        13,023.26
29 Walnut Street
Holliston, MA 01746

Robert Quinn                                 60                        13,023.26
40 Silver Hill Road
Weston, MA 02193

David Chhoeum                                50                        10,852.71
26 Eisenhower Road
Peabody, MA 01960

Uri Guttman                                  60                        13,023.26
79 Everett Street
Arlington, MA 02174
                                             -----                     -------
                                             1,290                     280,000

                                   SCHEDULE B

                          CommHome Systems Corporation
                          List of Assumed Indebtedness


Notes Payable:

         Avi Fogel                                        $55,000.00
         Robert Olsen                                      50,000.00
         Nachum Sadan                                      32,709.32*

Accounts Payable:

         Alliance Business Center                           1,762.78
         Berlin, Hamilton & Dahman, LLP                     1,768.60
         Testa, Hurwitz & Thibeault, LLP                   29,965.96
         B&C Consulting Services                              250.00
         Reimbursement of Officer Expenses                  1,828.25

Estimated Merger Expenses:

         Accounting                                        10,000.00
         Legal                                             15,000.00
                                                         -----------
Total                                                    $198,284.91
                                                         -----------
                                                         -----------












*Includes estimated interest, at a rate of 5.5% per annum, through an estimated effective date of October 15, 1998.

                         COMPANY DISCLOSURE STATEMENT
                         ----------------------------

                     [SEE ATTACHED FINANCIAL STATEMENTS]

                            COMMHOME SYSTEMS CORPORATION
                           (a development stage company)

                                FINANCIAL STATEMENTS

                                   JUNE 30, 1998

                  [LETTERHEAD OF RICHARD A. EISNER & COMPANY, LLP]


[LOGO]


Board of Directors and Stockholders
CommHome Systems Corporation
Wellesley, Massachusetts


We have reviewed the accompanying balance sheet of CommHome Systems Corporation (a development stage company) as of June 30, 1998, and the related statements of operations, stockholders' deficiency, and cash flows for the six months then ended and for the periods from June 18, 1997 (inception) through December 31, 1997 and June 18, 1997 (inception) through June 30, 1998, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of CommHome Systems Corporation.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.



/s/ Richard A. Eisner & Company, LLP

New York, New York
August 25, 1998

COMMHOME SYSTEMS CORPORATION
(a development stage company)

BALANCE SHEET
JUNE 30, 1998


ASSETS
Current assets:
     Cash                                                            $     795
Security deposit                                                           437
                                                                     ---------

                                                                     $   1,232
                                                                     =========

LIABILITIES
Current liabilities:
     Accounts payable                                                $  23,893
     Accrued expenses and other current liabilities                     28,000
     Loan payable - stockholders                                        85,000
     Loan payable - other                                               50,000
     Interest payable - stockholder                                      2,400
     Due to Network-1 Security Solutions, Inc.                             770
                                                                     ---------

          Total current liabilities                                    190,063
                                                                     ---------

Commitments and contingencies

STOCKHOLDERS' DEFICIENCY
Preferred stock - $.01 par value; authorized
 1,000 shares; no shares issued and outstanding
Common stock - $.01 par value; authorized 2,000 shares;
 1,290 shares issued and outstanding                                        13
Additional paid-in capital                                                  17
Deficit accumulated during the development stage                      (188,861)
                                                                     ---------

                                                                      (188,831)
                                                                     ---------

                                                                     $   1,232
                                                                     =========

COMMHOME SYSTEMS CORPORATION
(a development stage company)

STATEMENTS OF OPERATIONS

                                    JUNE 18,                       JUNE 18,
                                      1997                          1997
                                   (INCEPTION)     SIX MONTHS   (INCEPTION)
                                     THROUGH         ENDED        THROUGH
                                   DECEMBER 31,     JUNE 30,      JUNE 30,
                                      1997            1998          1998
                                    ---------       --------      ---------
EXPENSES:
     Research and development      $  26,901       $  2,070      $  28,971
     Marketing                         51,946          4,344         56,290
     General and administrative        64,334         30,824         95,158
                                    ---------       --------       --------

          Total expenses              143,181         37,238        180,419

Interest expense - net                  1,317            900          2,217
Other expense                                          6,225          6,225
                                    ---------       --------       --------

NET LOSS                            $(144,498)      $(44,363)     $(188,861)
                                    =========       ========      =========





SEE ACCOUNTANTS' REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS

COMMHOME SYSTEMS CORPORATION
(a development stage company)


STATEMENTS OF STOCKHOLDERS' DEFICIENCY

                                                                                                      DEFICIT
                                                                                                     ACCUMULATED
                                                               COMMON STOCK             ADDITIONAL   DURING THE
                                                           ----------------------        PAID-IN     DEVELOPMENT
                                                           SHARES          AMOUNT        CAPITAL        STAGE          TOTAL
                                                           ------          ------        -------     ------------     -------
Issuance of common stock for cash on
  July 31, 1997 ($.01 per share)                            1,120          $  11                                    $      11
Issuance of common stock for cash in
  December 1997 ($.05 per share)                              430              4          $  17                            21
Repurchase of common shares in December 1997
  ($.01 per share)                                           (260)            (2)                                          (2)
Net loss from June 18, 1997 (inception)
  to December 31, 1997                                                                               $(144,498)      (144,498)
                                                           ------          -----          -----      ---------      ---------

BALANCE - DECEMBER 31, 1997                                 1,290             13             17       (144,498)      (144,468)
Net loss for the six months ended June 30, 1998                                                        (44,363        (44,363)
                                                           ------          -----          -----      ---------      ---------

BALANCE - JUNE 30, 1998                                     1,290          $  13          $  17      $(188,861)     $(188,831)
                                                           ======          =====          =====      =========      =========





SEE ACCOUNTANTS' REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS

COMMHOME SYSTEMS CORPORATION
(a development stage company)

STATEMENTS OF CASH FLOWS

                                            JUNE 18,                JUNE 18,
                                             1997                     1997
                                          (INCEPTION)  SIX MONTHS  (INCEPTION)
                                            THROUGH      ENDED       THROUGH
                                          DECEMBER 31,  JUNE 30,     JUNE 30,
                                              1997        1998        1998
                                           ---------    ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                 $(144,498)  $  (44,363) $ (188,861)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
     Depreciation                              1,900        1,900       3,800
     Realized loss on disposal of
       computer equipment                                   6,225       6,225
     Changes in:
        Due to Network-1                         770                      770
        Accounts payable, accrued
         expenses and other current
         liabilities                          65,121      (10,828)     54,293
                                           ---------    ---------   ---------
          Net cash used in operating
            activities                       (77,477)     (46,296)   (123,773)
                                           ---------    ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of computer equipment          (10,025)                 (10,025)
  Security deposit                            (2,200)       1,763        (437)
                                           ---------    ---------   ---------
          Net cash provided by (used in)
            investing activities             (12,225)       1,763     (10,462)
                                           ---------    ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of notes payable    150,000        5,000     155,000
  Repayment of notes payable                 (10,000)     (10,000)    (20,000)
  Net proceeds from sale of common stock          30                       30
                                           ---------    ---------   ---------
          Net cash provided by (used in)
            financing activities             140,030       (5,000)    135,030
                                           ---------    ---------   ---------

NET INCREASE (DECREASE) IN CASH               50,328      (49,533)        795
Cash - beginning of period                         0       50,328           0
                                           ---------    ---------   ---------

CASH - END OF PERIOD                       $  50,328    $     795   $     795
                                           =========    =========   =========

SEE ACCOUNTANTS' REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS

COMMHOME SYSTEMS CORPORATION
(a development stage company)

Notes to Financial Statements
June 30, 1998

NOTE A - THE COMPANY AND BASIS OF PRESENTATION

CommHome Systems Corporation (the "Company") is a development stage company engaged in the design and development of residential networking solutions for high speed internet access to the home.

The accompanying financial statements have been prepared on a going concern basis. As reflected in the accompanying financial statements, the Company has incurred substantial losses since inception and such losses are expected to continue. As of June 30, 1998 the Company had a working capital deficiency and a stockholders' deficiency of approximately $189,000. The Company intends to merge with a wholly owned subsidiary of Network-1 Security Solutions, Inc. ("Network-1") effective upon the consummation of an initial public offering by such entity. The Company's majority stockholder and chief executive officer is the chief executive officer and a director of Network-1. Network-1, which filed a registration statement with the Securities and Exchange Commission on July 22, 1998, develops, markets, licenses and supports its proprietary network security software products designed to provide comprehensive security to computer networks. There is no assurance, however, that the merger will take place. The above factors give rise to substantial doubt as to the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


NOTE B - SIGNIFICANT ACCOUNTING POLICIES

(1)  CASH EQUIVALENTS:

     The Company considers all highly liquid short-term investments purchased with a maturity of three months or less to be cash equivalents.

(2)  SOFTWARE DEVELOPMENT COSTS:

     Research and development costs incurred to establish the technological feasibility of computer software are expensed as incurred.

(3)  USE OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

COMMHOME SYSTEMS CORPORATION
(a development stage company)

Notes to Financial Statements
June 30, 1998

NOTE C - LOANS PAYABLE

One loan for $30,000 at June 30, 1998 bears interest at 5.5% per annum, the other two loans are noninterest bearing. All the loans are due upon receipt by the Company of proceeds of equity or debt financing. Interest expense to stockholder for the period from June 18, 1997 through December 31, 1997 and for the six months ended June 30, 1998 amounted to $1,500 and $900, respectively.


NOTE D - INCOME TAXES

At June 30, 1998, the Company has a deferred tax asset of $70,000 comprised of net operating loss carryforwards available to reduce future federal taxable income of approximately $175,000 expiring through 2018. Pursuant to the Internal Revenue Code, future utilization of past losses are subject to certain limitations based on changes in ownership of the Company's stock. The Company has reserved the full amount of its deferred tax asset as the likelihood of future realization cannot be presently determined.

                            PURCHASER DISCLOSURE STATEMENT

                                    NOT APPLICABLE

                              PARENT DISCLOSURE STATEMENT

                          [See Attached Financial Statements]

                       NETWORK-1 SECURITY SOLUTIONS, INC.


                                                                                                                PAGE
                                                                                                                -----
INDEX TO FINANCIAL STATEMENTS
  Independent auditors' report.............................................................................         F-2
  Balance sheets as of December 31, 1996 and 1997 and June 30, 1998 (unaudited)............................         F-3
  Statements of operations for the years ended December 31, 1996 and 1997 and for the six months ended June
    30, 1997 and 1998 (unaudited)..........................................................................         F-4
  Statements of stockholders' equity (deficiency) for the years ended December 31, 1996 and 1997 and for
    the six months ended June 30, 1998 (unaudited).........................................................         F-5
  Statements of cash flows for the years ended December 31, 1996 and 1997 and for the six months ended June
    30, 1997 and 1998 (unaudited)..........................................................................         F-6
  Notes to financial statements............................................................................         F-7

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Network-1 Security Solutions, Inc.
Wellesley, Massachusetts


    We have audited the accompanying balance sheets of Network-1 Security Solutions, Inc. (the "Company") as of December 31, 1996 and 1997 and the related statements of operations, stockholders' equity (deficiency) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Network-1 Security Solutions, Inc. as of December 31, 1996 and 1997 and the results of its operations and its cash flows for each of the years then ended in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has incurred substantial losses from operations, and as of December 31, 1997 has a working capital deficiency of $661,000 and a stockholders' deficiency of $75,000. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Richard A. Eisner & Company, LLP

New York, New York
June 17, 1998


With respect to Note F[3]
July 8, 1998


With respect to the third paragraph of Note A
July 17, 1998


With respect to Note J
September 11, 1998

                       NETWORK-1 SECURITY SOLUTIONS, INC.

                                 BALANCE SHEETS


                                                                                 DECEMBER 31,
                                                                          --------------------------    JUNE 30,
                                                                              1996          1997          1998
                                                                          ------------  ------------  ------------
                                                                                                      (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.............................................  $    217,000  $     60,000  $    634,000
  Accounts receivable--net of allowance for doubtful accounts of $5,000,
    $70,000 and $88,000, respectively...................................       191,000       435,000       609,000
  Prepaid expenses and other current assets.............................        30,000        30,000        35,000
                                                                          ------------  ------------  ------------
        Total current assets............................................       438,000       525,000     1,278,000
  Equipment and fixtures................................................       518,000       400,000       323,000
  Capitalized software costs--net.......................................       729,000     1,258,000     1,042,000
  Security deposits.....................................................       193,000       131,000       136,000
  Deferred offering costs...............................................                      90,000       350,000
                                                                          ------------  ------------  ------------
                                                                          $  1,878,000  $  2,404,000  $  3,129,000
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

LIABILITIES
Current liabilities:
  Accounts payable......................................................  $    275,000  $    776,000  $    598,000
  Accrued fee--related party............................................                     138,000
  Accrued expenses and other current liabilities........................       155,000       201,000       302,000
  Notes payable--related parties, net of discount.......................                                 1,610,000
  Notes payable--others, net of discount................................                                   972,000
  Interest payable--related parties.....................................                                    72,000
  Interest payable--other...............................................                                    61,000
  Current portion of capital lease obligations..........................        24,000         8,000
  Deferred revenue......................................................        25,000        63,000        92,000
                                                                          ------------  ------------  ------------
        Total current liabilities.......................................       479,000     1,186,000     3,707,000
Capital lease obligations--less current portion.........................         8,000
Notes payable--related parties, net of discount.........................                     564,000
Notes payable--others, net of discount..................................                     670,000
Interest payable--related parties.......................................                      24,000
Interest payable--others................................................                      35,000
                                                                          ------------  ------------  ------------
                                                                               487,000     2,479,000     3,707,000
                                                                          ------------  ------------  ------------
Commitments and contingencies

STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock--$.01 par value; authorized 5,000,000 shares; Series
  A--10% cumulative, none issued and outstanding
  Series B--500,000 shares issued and outstanding.......................         5,000         5,000         5,000
Common stock--$.01 par value; authorized 25,000,000 shares; 2,004,951,
  1,706,037 and 1,678,104 shares issued and outstanding.................        20,000        17,000        17,000
Additional paid-in capital..............................................     6,446,000     7,373,000     9,432,000
Accumulated deficit.....................................................    (5,080,000)   (7,470,000)   (9,460,000)
Unearned portion of compensatory stock options..........................                                  (572,000)
                                                                          ------------  ------------  ------------
                                                                             1,391,000       (75,000)     (578,000)
                                                                          ------------  ------------  ------------
                                                                          $  1,878,000  $  2,404,000  $  3,129,000
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------



                       See notes to financial statements

                       NETWORK-1 SECURITY SOLUTIONS, INC.

                            STATEMENTS OF OPERATIONS


                                                   YEAR ENDED           SIX MONTHS ENDED
                                                  DECEMBER 31,              JUNE 30,
                                             ----------------------  ----------------------
                                                1996        1997        1997        1998
                                             ----------  ----------  ----------  ----------
                                                                          (UNAUDITED)
Revenues:
  Licenses.................................  $  624,000  $1,132,000  $  506,000  $  412,000
  Royalties................................                 500,000     500,000
  Services.................................     403,000     737,000     421,000     490,000
                                             ----------  ----------  ----------  ----------
    Total revenues.........................   1,027,000   2,369,000   1,427,000     902,000
                                             ----------  ----------  ----------  ----------

Cost of revenues:
  Amortization of software development
    costs..................................     246,000     321,000     125,000     267,000
  Cost of licenses.........................     193,000     176,000      52,000     128,000
  Cost of services.........................     390,000     418,000     212,000     272,000
                                             ----------  ----------  ----------  ----------
    Total cost of revenues.................     829,000     915,000     389,000     667,000
                                             ----------  ----------  ----------  ----------
Gross profit...............................     198,000   1,454,000   1,038,000     235,000
                                             ----------  ----------  ----------  ----------

Operating expenses:
  Product development......................     892,000     792,000     235,000     283,000
  Selling and marketing....................   1,614,000     926,000     524,000     351,000
  General and administrative...............   1,931,000   1,573,000     919,000   1,153,000
                                             ----------  ----------  ----------  ----------
    Total operating expenses...............   4,437,000   3,291,000   1,678,000   1,787,000
                                             ----------  ----------  ----------  ----------
Loss from operations.......................  (4,239,000) (1,837,000)   (640,000) (1,552,000)
Interest expense, including amortization of
  debt discount............................    (260,000)   (553,000)   (141,000)   (438,000)
                                             ----------  ----------  ----------  ----------
Net loss...................................  $(4,499,000) $(2,390,000) $ (781,000) $(1,990,000)
                                             ----------  ----------  ----------  ----------
                                             ----------  ----------  ----------  ----------

Loss per share--basic and diluted..........  $    (2.46) $    (1.29) $     (.40) $    (1.17)
                                             ----------  ----------  ----------  ----------
                                             ----------  ----------  ----------  ----------

Weighted average number of shares
  outstanding--basic and diluted...........   1,825,163   1,855,244   1,934,334   1,699,120
                                             ----------  ----------  ----------  ----------
                                             ----------  ----------  ----------  ----------



                       See notes to financial statements

                       NETWORK-1 SECURITY SOLUTIONS, INC.


                STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)


                                                      COMMON STOCK         PREFERRED STOCK     ADDITIONAL
                                                  ---------------------  --------------------    PAID-IN    ACCUMULATED
                                                    SHARES     AMOUNT     SHARES     AMOUNT      CAPITAL      DEFICIT
                                                  ----------  ---------  ---------  ---------  -----------  ------------
BALANCE--DECEMBER 31, 1995......................   1,164,133  $  12,000    750,000  $   7,000  $ 1,146,000   $ (581,000)
Issuance of common stock for cash--net..........     698,397      7,000                          4,141,000
Issuance of common stock and warrants for
  services rendered.............................      18,262                                       683,000
Conversion of notes payable into common stock...     108,639      1,000                            699,000
Redemption of preferred stock...................                          (250,000)    (2,000)    (248,000)
Exercise of warrants............................      15,520                                        25,000
Net loss........................................                                                             (4,499,000)
                                                  ----------  ---------  ---------  ---------  -----------  ------------
BALANCE--DECEMBER 31, 1996......................   2,004,951     20,000    500,000      5,000    6,446,000   (5,080,000)
Issuance of common stock and warrants for
  services rendered.............................       2,794                                       163,000
Warrants issued in connection with debt
  financing.....................................                                                   766,000
Repurchase and retirement of common shares......    (301,708)    (3,000)                            (2,000)
Net loss........................................                                                             (2,390,000)
                                                  ----------  ---------  ---------  ---------  -----------  ------------
BALANCE--DECEMBER 31, 1997......................   1,706,037     17,000    500,000      5,000    7,373,000   (7,470,000)
Common stock options issued to Chief Executive
  Officer.......................................                                                   938,000
Amortization of compensatory stock options......
Issuance of common stock, warrants and options
  for services rendered and payment of
  liability.....................................      34,147                                       356,000
Warrants issued in connection with debt
  financing.....................................                                                   766,000
Repurchase and retirement of common shares......     (62,080)                                       (1,000)
Net loss........................................                                                             (1,990,000)
                                                  ----------  ---------  ---------  ---------  -----------  ------------
BALANCE--JUNE 30, 1998 (UNAUDITED)..............   1,678,104  $  17,000    500,000  $   5,000  $ 9,432,000   $(9,460,000)
                                                  ----------  ---------  ---------  ---------  -----------  ------------
                                                  ----------  ---------  ---------  ---------  -----------  ------------

                                                    UNEARNED
                                                   PORTION OF
                                                  COMPENSATORY
                                                  STOCK OPTIONS     TOTAL
                                                  -------------  -----------
BALANCE--DECEMBER 31, 1995......................                 $   584,000
Issuance of common stock for cash--net..........                   4,148,000
Issuance of common stock and warrants for
  services rendered.............................                     683,000
Conversion of notes payable into common stock...                     700,000
Redemption of preferred stock...................                    (250,000)
Exercise of warrants............................                      25,000
Net loss........................................                  (4,499,000)
                                                  -------------  -----------
BALANCE--DECEMBER 31, 1996......................                   1,391,000
Issuance of common stock and warrants for
  services rendered.............................                     163,000
Warrants issued in connection with debt
  financing.....................................                     766,000
Repurchase and retirement of common shares......                      (5,000)
Net loss........................................                  (2,390,000)
                                                  -------------  -----------
BALANCE--DECEMBER 31, 1997......................                     (75,000)
Common stock options issued to Chief Executive
  Officer.......................................   $  (938,000)
Amortization of compensatory stock options......       366,000       366,000
Issuance of common stock, warrants and options
  for services rendered and payment of
  liability.....................................                     356,000
Warrants issued in connection with debt
  financing.....................................                     766,000
Repurchase and retirement of common shares......                      (1,000)
Net loss........................................                  (1,990,000)
                                                  -------------  -----------
BALANCE--JUNE 30, 1998 (UNAUDITED)..............   $  (572,000)  $  (578,000)
                                                  -------------  -----------
                                                  -------------  -----------



                       See notes to financial statements

                       NETWORK-1 SECURITY SOLUTIONS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                            SIX MONTHS ENDED
                                                                   DECEMBER 31,                 JUNE 30,
                                                            --------------------------  ------------------------
                                                                1996          1997         1997         1998
                                                            ------------  ------------  ----------  ------------

                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss................................................  $ (4,499,000) $ (2,390,000) $ (781,000) $ (1,990,000)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Amortization of debt discount.........................       306,000       500,000     128,000       364,000
    Issuance of common stock and warrants for services
      rendered............................................       683,000       163,000      95,000       583,000
    Provision for doubtful accounts.......................       (15,000)       65,000      36,000        18,000
    Depreciation and amortization.........................       368,000       481,000     200,000       346,000
    Changes in:
      Accounts receivable.................................       131,000      (309,000)   (330,000)     (192,000)
      Prepaid expenses and other current assets...........       (15,000)                                 (5,000)
      Accounts payable, accrued expenses and other current
        liabilities.......................................       196,000       744,000     147,000        (1,000)
      Deferred revenue....................................        25,000        38,000      (3,000)       29,000
                                                            ------------  ------------  ----------  ------------
        Net cash used in operating activities.............    (2,820,000)     (708,000)   (508,000)     (848,000)
                                                            ------------  ------------  ----------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of equipment and fixtures..................      (235,000)      (42,000)    (32,000)       (3,000)
  Capitalized software costs..............................      (750,000)     (850,000)   (506,000)      (50,000)
  Security deposit........................................      (164,000)       62,000      64,000        (5,000)
                                                            ------------  ------------  ----------  ------------
        Net cash used in investing activities.............    (1,149,000)     (830,000)   (474,000)      (58,000)
                                                            ------------  ------------  ----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of notes payable and warrants....       700,000     1,550,000   1,000,000     1,750,000
  Repayment of notes payable..............................      (400,000)      (50,000)
  Proceeds from exercise of options and warrants..........        25,000
  Net proceeds from sale of common stock..................     4,148,000
  Repayment of capital lease obligations..................       (23,000)      (24,000)                   (8,000)
  Purchase of treasury shares.............................                      (5,000)     (1,000)       (1,000)
  Repayment of line of credit.............................       (62,000)
  Repayment of stockholder's loan.........................       (48,000)
  Redemption of preferred stock...........................      (250,000)
  Deferred offering costs.................................                     (90,000)    (25,000)     (261,000)
                                                            ------------  ------------  ----------  ------------
        Net cash provided by financing activities.........     4,090,000     1,381,000     974,000     1,480,000
                                                            ------------  ------------  ----------  ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......       121,000      (157,000)     (8,000)      574,000
Cash and cash equivalents--beginning of period............        96,000       217,000     217,000        60,000
                                                            ------------  ------------  ----------  ------------
CASH AND CASH EQUIVALENTS--END OF PERIOD..................  $    217,000  $     60,000  $  209,000  $    634,000
                                                            ------------  ------------  ----------  ------------
                                                            ------------  ------------  ----------  ------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest..............................................  $     32,000  $      1,000
  Noncash transaction:
    Issuance of stock in connection with repayment of
      debt................................................  $    700,000



                       See notes to financial statements

                       NETWORK-1 SECURITY SOLUTIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS


          (UNAUDITED WITH RESPECT TO DATA AS OF JUNE 30, 1998 AND FOR
              THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND 1998)


NOTE A--THE COMPANY AND BASIS OF PRESENTATION

    Network-1 Security Solutions, Inc. (the "Company"), formerly known as Network-1 Software & Technology, Inc., develops, markets, licenses and supports its proprietary network security software products designed to provide comprehensive security to computer networks. The Company also provides maintenance and network consulting and training services.


    The accompanying financial statements have been prepared on a going concern basis. As reflected in the accompanying financial statements, the Company has incurred substantial losses from operations and as of December 31, 1997 has a working capital deficiency of $661,000 and a stockholders' deficiency of $75,000. Subsequent to December 31, 1997 through May 14, 1998, the Company received $1,750,000 in short-term debt financing, a significant portion of which was from principal stockholders of the Company. However, the Company will require additional financing to satisfy its obligations and fund its operations through December 31, 1998. Also, in May 1998, the Company signed a letter of intent with an underwriter for the sale of its securities in an initial public offering (the "Offering"). There is no assurance, however, that the Offering will be consummated or that the Company will be able to obtain alternative financing. As of June 30, 1998, the Company's working capital deficiency increased to $2,429,000 and its stockholders' deficiency increased to $578,000. The above factors give rise to substantial doubt as to the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



    On July 17, 1998, the stockholders approved a 1:1.610831 reverse split of the outstanding shares of the Company's common stock. The accompanying financial statements have been retroactively adjusted to reflect the split and all references to numbers of common shares, options, warrants and per share amounts have been restated to give effect to the split.


NOTE B--SIGNIFICANT ACCOUNTING POLICIES

[1] CASH EQUIVALENTS:

   The Company considers all highly liquid short-term investments purchased with a maturity of three months or less to be cash equivalents.

[2] REVENUE RECOGNITION:

   In October 1997, the AICPA issued Statement of Position ("SOP") No. 97-2,
    "Software Revenue Recognition," which the Company adopted, effective January 1, 1997. Such adoption had no effect on the Company's methods of recognizing revenue from its license and service activities. Prior to 1997, the Company's revenue recognition policy was in accordance with SOP No. 91-1, "Software Revenue Recognition."

   License revenue is recognized upon delivery of software or delivery of a required software key. Service revenues consist of maintenance, consulting and training services. Annual renewable maintenance fees are a separate component of each contract, and are recognized ratably over the contract term. Consulting and training revenues are recognized as such services are performed.

                       NETWORK-1 SECURITY SOLUTIONS, INC.

          (UNAUDITED WITH RESPECT TO DATA AS OF JUNE 30, 1998 AND FOR
              THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND 1998)


NOTE B--SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
[3] EQUIPMENT AND FIXTURES:

   Equipment and fixtures are stated at cost and are depreciated using the straight-line method over their estimated useful lives of five years.

[4] SOFTWARE DEVELOPMENT COSTS:

   Costs to maintain developed programs and development costs incurred to establish the technological feasibility of computer software are expensed as incurred. The Company capitalizes costs incurred in producing computer software after technological feasibility of the software has been established. Such costs are amortized based on current and estimated future revenue of each product with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product. The Company estimates the economic life of its software to be three years. At each balance sheet date, the unamortized capitalized software costs of each product are compared with the net realizable value of that product and any excess capitalized costs are written off.

[5] INCOME TAXES:

   The Company utilizes the liability method of accounting for income taxes.
    Under such method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect at the balance sheet date. The resulting asset or liability is adjusted to reflect enacted changes in tax law.

[6] LOSS PER SHARE:

   During 1997, the Company adopted Statement of Financial Accounting Standards
    No. 128, "Earnings Per Share" ("SFAS No. 128"). SFAS No. 128 requires the reporting of basic and diluted earnings/loss per share. Basic loss per share is calculated by dividing net loss by the weighted average number of outstanding common shares during the year. Diluted per share data includes the dilutive effects of options, warrants and convertible securities. As all potential common shares are anti-dilutive, they are not included in the calculation of diluted loss per share. Loss per share for 1996 has been presented to conform to SFAS No. 128.

[7] USE OF ESTIMATES:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[8] FINANCIAL INSTRUMENTS:

   The carrying amounts of accounts receivable, accounts payable, accrued expenses, capitalized lease obligations and notes payable approximate their fair value as the interest rates on the Company's

                       NETWORK-1 SECURITY SOLUTIONS, INC.

          (UNAUDITED WITH RESPECT TO DATA AS OF JUNE 30, 1998 AND FOR
              THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND 1998)


NOTE B--SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) indebtedness approximate current market rates and due to the short period to maturity of these instruments.

[9] STOCK-BASED COMPENSATION:

   In October 1995, the Financial Accounting Standards Board issued Statement of
    Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation". SFAS No. 123 encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has elected to continue to account for its employee stock-based compensation plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"), Accounting for Stock Issued to Employees" and to disclose the pro forma effect on net loss per share had the fair value of options been expensed. Under the provisions of APB No. 25, compensation cost for stock options is measured as the excess, if any, of the estimated market value of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock.

[10] INTERIM FINANCIAL STATEMENTS:


   The accompanying balance sheet as of June 30, 1998, the statement of changes in stockholders' equity for the six-month period then ended and the statements of operations and cash flows for the six-month periods ended June 30, 1997 and 1998 are unaudited. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the six-month period ended June 30, 1998 are not necessarily indicative of the results to be expected for the year ended December 31, 1998.


NOTE C--EQUIPMENT AND FIXTURES

    Equipment and fixtures are summarized as follows:


                                                 DECEMBER 31,
                                             --------------------   JUNE 30,
                                               1996       1997        1998
                                             ---------  ---------  -----------
                                                                   (UNAUDITED)
Office and computer equipment..............  $ 669,000  $ 661,000   $ 664,000
Furniture and fixtures.....................     59,000     59,000      59,000
Leasehold improvements.....................     46,000     46,000      46,000
                                             ---------  ---------  -----------
                                               774,000    766,000     769,000
Less accumulated depreciation..............   (256,000)  (366,000)   (446,000)
                                             ---------  ---------  -----------
                                             $ 518,000  $ 400,000   $ 323,000
                                             ---------  ---------  -----------
                                             ---------  ---------  -----------

                       NETWORK-1 SECURITY SOLUTIONS, INC.

          (UNAUDITED WITH RESPECT TO DATA AS OF JUNE 30, 1998 AND FOR
              THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND 1998)


NOTE D--CAPITALIZED SOFTWARE COSTS


                                                                                                          SIX
                                                                                  YEAR ENDED             MONTHS
                                                                                 DECEMBER 31,            ENDED
                                                                           -------------------------    JUNE 30,
                                                                              1996          1997          1998
                                                                           -----------  ------------  ------------
                                                                                                      (UNAUDITED)
Balance, beginning of period (net of accumulated amortization)...........  $   225,000  $    729,000  $  1,258,000
Additions................................................................      750,000       850,000        50,000
Amortization.............................................................     (246,000)     (321,000)     (266,000)
                                                                           -----------  ------------  ------------
Balance, end of period (net of accumulated amortization).................  $   729,000  $  1,258,000  $  1,042,000
                                                                           -----------  ------------  ------------
                                                                           -----------  ------------  ------------



NOTE E--NOTES PAYABLE


    Notes payable is summarized as follows:


                                                                   DECEMBER 31,    JUNE 30,
                                                                       1997          1998
                                                                   ------------  ------------
Notes payable on the earlier of a) January 1, 1999 b) the date upon which the Company receives $6,000,000 net proceeds of equity or debt financing from one or a series of transactions
  c) a sale of all of the Company's assets or d) a merger or consolidation of the Company:
    Notes bearing interest at 6%, including $250,000 payable to a
      related party (1)..........................................   $  650,000   $    650,000
    Notes bearing interest at 6% (2).............................      350,000        350,000
    Note bearing interest at 8%, payable to a related party
      (3)........................................................      100,000        100,000
    Notes bearing interest at 8%, payable to related parties
      (4)........................................................      400,000        400,000
  Notes payable (including $1,400,000 to related parties) on the earlier of a) twelve months from issuance b) the date upon which the Company receives $6,000,000 net proceeds of equity or debt financing from one or a series of transactions c) a sale of all of the Company's assets or d) a merger or
    consolidation of the Company; bearing interest at 8% (5).....                   1,750,000
                                                                   ------------  ------------
                                                                     1,500,000      3,250,000
Less unamortized debt discount...................................     (266,000)      (668,000)
                                                                   ------------  ------------
                                                                    $1,234,000   $  2,582,000
                                                                   ------------  ------------
                                                                   ------------  ------------

                       NETWORK-1 SECURITY SOLUTIONS, INC.

          (UNAUDITED WITH RESPECT TO DATA AS OF JUNE 30, 1998 AND FOR
              THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND 1998)



NOTE E--NOTES PAYABLE (CONTINUED)

------------------------

(1) In connection with the issuance of the notes, including $250,000 issued to an entity which is a principal stockholder of the Company, the Company issued ten-year warrants valued at $290,000 to purchase 90,791 shares of the Company's common stock at an exercise price of $6.44 per share, increasing the effective interest rate on the notes to 91%.

(2) In connection with the issuance of the notes, the Company issued ten-year warrants valued at $159,000 to purchase 48,888 shares of the Company's common stock at an exercise price of $6.44 per share, increasing the effective interest rate to 94%.

(3) In connection with the issuance of the note to a corporation wholly owned by the Chairman of the Board and a principal stockholder of the Company, the Company agreed to reduce the exercise price of previously issued warrants to the noteholder from $6.44 per share (31,040 shares) and $8.05 per share (31,040 shares) to $3.22 per share (see Note G[5]). In addition, the Company agreed to reduce the exercise price of warrants to purchase 124,159 shares of common stock at an exercise price of $3.22 per share previously issued to the noteholder to $1.61 per share. The Company valued the modified warrants at $45,000 in excess of the value ascribed to the original warrants, increasing the effective interest rate to 96%. The warrants exercisable at $3.22 per share were further reduced to $1.61 per share in connection with the issuance in November 1997 of a note for $50,000 to the same corporation referred to above which was repaid in December 1997. This modification was valued at $22,000 in excess of the value ascribed to the warrants as previously modified.

(4) In connection with the issuance of the notes to an entity which is a principal stockholder of the Company and to the corporation referred to in
    (3) above, the Company issued ten-year warrants valued at $168,000 to purchase 70,949 shares of the Company's common stock at an exercise price of $4.83 per share, increasing the effective interest rate to 86%.


(5) The Company issued notes for $400,000, $100,000 and $1,250,000 on March 2, 1998, April 24, 1998 and May 14, 1998, respectively. In connection with the issuance of the notes, $1,400,000 of which are payable to the Chairman of the Board and the entities referred to in (4) above, the Company issued ten-year warrants valued at $766,000 to purchase 325,919 shares of the Company's common stock at an exercise price of $4.83 per share, increasing the effective interest rate to 92%.


    The proceeds from the issuance of the notes were allocated to the debt and the warrants based on their estimated fair values. The Company estimated the fair value of these warrants using the Black-Scholes pricing model and has accounted for this amount as a debt discount to be amortized over the life of the debt.


    Interest expense for the years ended December 31, 1996, 1997 and for the six months ended June 30, 1997 and 1998 includes $325,000, $267,000, $44,000 and
$323,000, respectively, of interest and amortization of debt discount on notes to related parties.

                       NETWORK-1 SECURITY SOLUTIONS, INC.

          (UNAUDITED WITH RESPECT TO DATA AS OF JUNE 30, 1998 AND FOR
              THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND 1998)


NOTE F--STOCKHOLDERS' EQUITY

[1] PREFERRED STOCK:

   The Company has outstanding 500,000 shares of Series B convertible preferred stock. Such stock is convertible on a 1.610831-to-1 basis into common shares and automatically converts into common shares upon the completion of an initial public offering of the Company's securities which results in gross proceeds to the Company of a minimum of $4,000,000. The preferred stock has identical voting rights as the Company's common stock and has a liquidation preference of $1.00 per share.

[2] STOCK OPTIONS AND WARRANTS:

   During 1996, the Board of Directors and stockholders approved the adoption of the 1996 Stock Option Plan (the "1996 Plan"). The 1996 Plan, as amended, provides for the granting of both incentive and non-qualified options to purchase up to 750,000 shares of common stock of the Company.

   The term of options granted under the 1996 Plan may not exceed ten years
    (five years in the case of an incentive stock option granted to an optionee owning more than 10% of the voting stock of the Company). The option price for incentive stock options can not be less than 100% of the fair market value of the shares of common stock at the time the option is granted (110% for a 10% stockholder). The exercise price for non-qualified options is set by the Compensation Committee in its discretion.

   The following table summarizes the activity under the 1996 Plan:


                                                                YEAR ENDED DECEMBER 31,
                                                     ----------------------------------------------
                                                                                                        SIX MONTHS ENDED
                                                              1996                    1997                JUNE 30, 1998
                                                     ----------------------  ----------------------  -----------------------
                                                                 WEIGHTED                WEIGHTED                 WEIGHTED
                                                                  AVERAGE                 AVERAGE                  AVERAGE
                                                                 EXERCISE                EXERCISE                 EXERCISE
                                                      SHARES       PRICE      SHARES       PRICE       SHARES       PRICE
                                                     ---------  -----------  ---------  -----------  ----------  -----------
Options outstanding at beginning of period.........                            104,139   $    6.44      184,687   $    5.72
Granted............................................    107,398   $    6.44     159,700   $    5.54      399,832   $    5.70
Cancelled..........................................     (3,259)  $    6.44     (79,152)  $    6.30     (135,644)  $    5.60
                                                     ---------               ---------               ----------
Options outstanding at end of period...............    104,139   $    6.44     184,687   $    5.72      448,875   $    5.74
                                                     ---------               ---------               ----------
                                                     ---------               ---------               ----------
Options exercisable at end of period...............     82,256   $    6.44     184,687   $    5.72      256,761   $    5.33
                                                     ---------               ---------               ----------
                                                     ---------               ---------               ----------


    The following table presents information relating to stock options outstanding at December 31, 1997:

OPTIONS OUTSTANDING AND EXERCISABLE
-----------------------------------
                         WEIGHTED
            WEIGHTED      AVERAGE
             AVERAGE     REMAINING
            EXERCISE      LIFE IN
 SHARES       PRICE        YEARS
---------  -----------  -----------
82,876...   $    4.83         9.75
101,811..   $    6.44         9.03
---------
184,687..   $    5.72         9.35
---------
---------

                       NETWORK-1 SECURITY SOLUTIONS, INC.

          (UNAUDITED WITH RESPECT TO DATA AS OF JUNE 30, 1998 AND FOR
              THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND 1998)


NOTE F--STOCKHOLDERS' EQUITY (CONTINUED)

    The following table presents information relating to stock options outstanding at June 30, 1998 (unaudited):



        OPTIONS OUTSTANDING                   OPTIONS EXERCISABLE
-----------------------------------  -------------------------------------
                         WEIGHTED                              WEIGHTED
            WEIGHTED      AVERAGE                WEIGHTED       AVERAGE
             AVERAGE     REMAINING                AVERAGE      REMAINING
            EXERCISE      LIFE IN                EXERCISE       LIFE IN
 SHARES       PRICE        YEARS      SHARES       PRICE         YEARS
---------  -----------  -----------  ---------  -----------  -------------
  130,989   $    4.83         9.56     130,989   $    4.83          9.56
  197,828   $    5.60         9.92      88,214   $    5.60          9.92
   37,558   $    6.44         8.42      37,558   $    6.44          8.42
   82,500   $    7.20        10.00
---------                            ---------
  448,875   $    5.74         9.70     256,761   $    5.33          9.51
---------                            ---------
---------                            ---------



    The weighted average fair value at date of grant for options granted during the years ended December 31, 1996 and 1997 and the six months ended June 30, 1997 and 1998 were $3.20, $2.76, $3.21 and $2.70 per option, respectively.
    The fair value of options at date of grant was estimated using the Black-Scholes option pricing model utilizing the following weighted average assumptions:


                                                              DECEMBER 31,            JUNE 30,
                                                          --------------------  --------------------
                                                            1996       1997       1997       1998
                                                          ---------  ---------  ---------  ---------

                                                                                    (UNAUDITED)
Risk-free interest rates................................       6.43%      6.50%      6.59%      5.62%
Expected option life in years...........................          6          6          6          6
Expected stock price volatility.........................         40%        40%        40%        40%
Expected dividend yield.................................          0%         0%         0%         0%



   Had the Company elected to recognize compensation cost based on the fair value of the options at the date of grant as prescribed by SFAS 123, net loss for the years ended December 31, 1996 and 1997 and for the six-month periods ended June 30, 1997 and 1998 would have been $(4,842,000), $(2,830,000), $(1,007,000) and $(2,898,000) or $(2.65), $(1.53), $(.52) and
    $(1.71), respectively, per share.



[3] The Company has the following warrants and options referred to in [4] below to purchase common stock outstanding as of December 31, 1997:


 NUMBER
   OF       EXERCISE
 SHARES       PRICE
---------  -----------
186,239..   $    1.61
62,856...        2.42
62,080...        3.22
70,949...        4.83
318,159..        6.44
93,120...        9.66
---------
  793,403
---------
---------

                       NETWORK-1 SECURITY SOLUTIONS, INC.

          (UNAUDITED WITH RESPECT TO DATA AS OF JUNE 30, 1998 AND FOR
              THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND 1998)


NOTE F--STOCKHOLDERS' EQUITY (CONTINUED)

    From March through May 1998, in connection with the issuance of notes (see Note E[5]), the Company issued warrants to purchase 325,919 shares of the Company's common stock at an exercise price of $4.83. The Company also issued a warrant to purchase 6,208 shares of the Company's common stock at an exercise price of $6.04 for services rendered.



    On July 8, 1998, the Company entered into an agreement with certain of its option and warrant holders pursuant to which the Company issued 596,741 shares of its common stock in exchange for cancellation of outstanding warrants to purchase 789,521 shares of the Company's common stock.


[4] PRIVATE PLACEMENT:

   During March 1996, the Company completed a private placement of its securities. The Company issued 667,357 shares of its common stock for $6.44 a share, yielding gross proceeds of $4,300,000. In connection with the private placement the Company incurred costs aggregating $352,000 including $279,000 in commissions and expense allowance paid to the placement agent. The Company also issued options to purchase 66,736 shares of common stock at an exercise price of $6.44 per share expiring in March 2001 to the placement agents in connection with the private placement. The investors in the private placement were granted certain demand and piggyback registration rights. The Company also sold 31,040 shares of stock in 1996 receiving proceeds of $200,000.

NOTE G--COMMITMENTS AND CONTINGENCIES

[1] OPERATING LEASES:

   The Company leases office facilities in Florida, New York and Texas under operating leases expiring through 1999. Rental commitments for the remaining term of the Company's noncancellable leases relating to office space expiring at various dates through 1999 are as follows:

  YEAR ENDING
  DECEMBER 31,
----------------
1998............  $  120,000
1999............      31,000
                  ----------
                  $  151,000
                  ----------
                  ----------


    Rental expense for the years December 31, 1996 and 1997 and for the six-month periods ended June 30, 1997 and 1998 aggregated $142,000, $146,000, $71,000 and $71,000, respectively.


[2] SOFTWARE DISTRIBUTION AGREEMENTS:


    [A] In June 1997, the Company entered into a software distribution agreement pursuant to which the Company licensed, on a nonexclusive basis, the right to incorporate and/or bundle certain technology of the Company, with the customer's products. In connection therewith, the Company, which is entitled to royalties based on the customer's sales, received a $500,000, nonrefundable prepaid royalty, which is included in license revenue for the year ended December 31, 1997 and the six months ended June 30, 1997.


    [B] In September 1997, the Company entered into a software distribution agreement, pursuant to which the Company has the right to incorporate certain technology into its software. The

                       NETWORK-1 SECURITY SOLUTIONS, INC.

          (UNAUDITED WITH RESPECT TO DATA AS OF JUNE 30, 1998 AND FOR
              THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND 1998)


NOTE G--COMMITMENTS AND CONTINGENCIES (CONTINUED)

       Company is required to make certain royalty payments based on unit sales as defined. The Company is obligated to pay a minimum of $100,000 in royalties pursuant to the agreement for the period September 1997 to March 30, 1999. As of December 31, 1997 and June 30, 1998, accrued royalty payable was approximately $29,000 and $44,000, respectively.



    [C] In July 1996, the Company entered into an agreement pursuant to which certain technology was developed for the Company. The Company is required to make certain royalty payments based on unit sales as defined, up to a maximum royalty payment of $100,000. For the year ended December 31, 1997 and the six months ended June 30, 1998, royalties owed pursuant to such agreement were de minimus.


[3] EMPLOYMENT AGREEMENTS:


   In May 1998, the Company entered into an employment agreement with its President and Chief Executive Officer which provides for a base salary of $150,000, subject to annual increases of up to 20% by the Board of Directors at their discretion. The agreement also provides for an annual bonus of up to $50,000 as determined by the Board of Directors in its discretion. The agreement expires in May 2002. In connection therewith, the Company granted the President a five-year option to purchase 294,879 shares of the Company's common stock at an exercise price of $2.42 per share. The option vests 34% immediately and then 22% per year thereafter. As the estimated fair value of the Company's common stock at the date of grant of the option ($5.60 per share) was in excess of the exercise price the Company will incur aggregate compensation expense of approximately $938,000 over the service period, $366,000 of which was charged to expense during the six months ended June 30, 1998 based on the vesting provisions of the option.



   The Company has employment agreements with six other officers providing for aggregate annual salaries of $120,000 through April 1999 with respect to one officer and aggregate annual salaries of $640,000 through May and August 2001 with respect to five officers. Certain of the agreements provide for the granting of bonuses at the discretion of the Board of Directors, as well as options to purchase shares of common stock.



   Aggregate salary commitments pursuant to employment agreements are $804,000, $820,000, $790,000, $470,000 and $56,000 for 1998, 1999, 2000, 2001 and
    2002, respectively.


[4] SAVINGS AND INVESTMENT PLAN:


   The Company has a Savings and Investment Plan which allows participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code of 1986. The Company also may make discretionary annual matching contributions in amounts determined by the Board of Directors, subject to statutory limits. The Company did not make any contributions to the 401(k) Plan during the years ended December 31, 1996 and 1997 and the six months ended June 30, 1998.


[5] FINANCIAL ADVISORY AGREEMENT:

   In September 1996, as amended in January 1997, the Company entered into a financial advisory agreement with a corporation owned by the Chairman of the Board and a principal stockholder, which expires in January 1999. Pursuant to such agreement, monthly fees of $12,500 were to be paid to such

                       NETWORK-1 SECURITY SOLUTIONS, INC.

          (UNAUDITED WITH RESPECT TO DATA AS OF JUNE 30, 1998 AND FOR
              THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND 1998)


NOTE G--COMMITMENTS AND CONTINGENCIES (CONTINUED)

    corporation, and the Company issued two 7-year warrants, each to purchase up to 31,040 shares of common stock at an exercise price of $6.44 and $8.05, respectively. Such exercise prices were subsequently reduced to an exercise price of $1.61 per share (see Note E[3]). The Company also agreed to pay such corporation and another corporation which is a principal stockholder of the Company, a cash fee equal to 3% of the total proceeds or other consideration received in connection with a merger or sale of substantially all of the Company's assets completed by January 2001. Expenses under the agreement, including amortization of the value ascribed to the warrants, included in general and administrative expenses, for the year ended December 31, 1997 and the six-month periods ended June 30, 1997 and 1998 amounted to $253,000, $135,000 and $121,000, respectively.



   On May 14, 1998, the Company terminated the monthly fee provision of the financial advisory agreement and issued 31,250 shares of common stock to this entity in satisfaction of amounts owed pursuant the agreement.


NOTE H--INCOME TAXES

    The principal components of deferred tax assets and valuation allowance are as follows:


                                                                                  SIX MONTHS
                                                            YEAR ENDED               ENDED
                                                   DECEMBER 31,                    JUNE 30,
                                                       1996           1997           1998
                                                   -------------  -------------  -------------
Deferred tax assets:
  Net operating loss carryforwards...............  $   1,464,000  $   2,122,000  $   2,882,000
  Common stock and warrants issued for
    compensation and debt discount, not yet
    deducted for tax purposes....................        266,000        525,000        503,000
  Other..........................................        240,000        261,000        275,000
                                                   -------------  -------------  -------------
                                                       1,970,000      2,908,000      3,660,000
Valuation allowance..............................     (1,970,000)    (2,908,000)    (3,660,000)
                                                   -------------  -------------  -------------
Net deferred tax asset...........................  $           0  $           0  $           0
                                                   -------------  -------------  -------------
                                                   -------------  -------------  -------------


    The Company has recorded a valuation allowance for the full amount of its deferred tax assets as the likelihood of its future realization cannot be presently determined.

    The difference between the tax benefit and the amount that would be computed by applying the statutory federal income tax rate to loss before taxes is attributable to the following:


                                                                              SIX MONTHS ENDED
                                                           YEAR ENDED
                                                          DECEMBER 31,            JUNE 30,
                                                      --------------------  --------------------
                                                        1996       1997       1997       1998
                                                      ---------  ---------  ---------  ---------
Income tax benefit--statutory rate..................      (34.0)%     (34.0)%     (34.0)%     (34.0)%
Increase in valuation allowance on deferred tax
  assets............................................       34.0%      34.0%      34.0%      34.0%
                                                      ---------  ---------  ---------  ---------
                                                              0%         0%         0%         0%
                                                      ---------  ---------  ---------  ---------
                                                      ---------  ---------  ---------  ---------

                       NETWORK-1 SECURITY SOLUTIONS, INC.

          (UNAUDITED WITH RESPECT TO DATA AS OF JUNE 30, 1998 AND FOR
              THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND 1998)


NOTE H--INCOME TAXES (CONTINUED)

    At December 31, 1997, the Company has available net operating loss carryforwards to reduce future federal taxable income of approximately $5,500,000 for tax reporting purposes which expire from 2009 through 2012. Pursuant to the provisions of the Internal Revenue Code, future utilization of these past losses is subject to certain limitations based on changes in the ownership of the Company's stock that have occurred or are likely to occur.


NOTE I--OTHER MATTERS


[1] For the year ended December 31, 1997, approximately $500,000 (21%), $362,000
    (15%) and $298,000 (13%) of the Company's revenues were from three customers. For the six months ended June 30, 1998, approximately $285,000 (32%), $154,000 (17%) and $95,000 (11%) of the Company's revenues respectively, were from one customer, the second customer referred to above, and a third customer. No customer accounted for 10% or more of the Company's revenue for the year ended December 31, 1996 and one customer accounted for $500,000 in sales (35%) for the six months ended June 30, 1997.


[2] For the years ended December 31, 1996 and 1997 and for the six months ended
    June 30, 1997 and 1998, export sales of the Company's products amounted to approximately $69,000, $370,000, $237,000 and $16,000, respectively.

NOTE J--SUBSEQUENT EVENTS


    In August, 1998 the Company formed a wholly owned subsidiary, Network-1 Acquisition Corp. (the "Purchaser"). Pursuant to an agreement and plan of merger dated September 11, 1998 between the Company, the Purchaser and CommHome Systems Corporation ("CommHome"), upon closing of the offering CommHome will be merged with and into the Purchaser with the shareholders of CommHome receiving 35,000 shares of the Company's common stock. The Company's President is also the President of CommHome and owns 51% of its outstanding common stock. The Purchaser also agreed to assume liabilities of CommHome of up to $200,000 including $105,000 which is owed to two officers of the Company and which will be satisfied by the issuance of 13,125 shares of the Company's common stock. The Company will incur a charge of approximately $469,000 for purchased research and development upon the acquisition which will be accounted for as a purchase. CommHome is a development stage company and has had no revenues. The principal activity has been the design of residential networking solutions. The Company intends to incorporate CommHome's designs into its future security products.